Exhibit 4.7

2 PREFERRED STOCK HCI Group, Inc. Number HCP Preferred Shares F-IC! Group, InC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar Witness the facsimile signatures of the Corporation’s duly authorized officers CUSIP 40416E 20 2 A PARESH PATEL PRESIDENT ANDREW L. GHAM SECRETARY see reverse for certain definitions This certifies that specimen is the owner of fully pain and non-assessable shares of the 7.0% series a cumulative redeemable preferred stock, no par value per share, of countersigned and registered. America stock transfer & trust company, LLC (Brooklyn, NY) Transfer agent and registrar by authorized signature

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: — as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the abovelist. For value received, PLEASE INsERT SOCIAL SECURITY OR OTHER IDENTIFYING NuMeER OF A55IONEE hereby selI assign and transfer PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE CE ASSIGNEE 00 Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, SIGNATURE(S) GUARANTEED: NOTlC THE SIGNATURE TO TH ASSIGNMENT MUST CDRRESPOND VSTH THE NAME AS WRIflEN UCON THE FACE QS.T)’IF, CERTIPICAT )N EVERY PARTICULAR, PIITI-tUUT ALTERATIDNOR EN’LARGEMENT. OR ANY CHANGE WHATEVER. TEN COM TEN ENT JT TEN UNIF GIFT MIN ACT— custodian (Dust) (Minor) under Uniform Gifts to Minors Act fSISIG) THE SIGNATURE(S) MUST BE GUARANTEED EY AN ELISIGLE SUARANTOR INSTITUTION IGANKS, STOCKBROKERS, SAVINGS AND LDAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SICNATURE GUARANTEE MEDALLION PROGRAM), PURSUANTTD S.E.C. RULE l7Ad-I5.